                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          Mesaba Holdings, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
        ------------------------------------------------------------------------

                              MESABA HOLDINGS, INC.
                             7501 26TH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA  55440



                                  July 22, 1996



Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of Mesaba Holdings, Inc., to be held at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on Wednesday, August 28, 1996, at 3:30 p.m.

          At the meeting you will be asked to vote for the election of three Class Two directors, to approve the Company's 1996 Director Stock Option Plan, and to ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

          I encourage you to vote FOR each of the nominees for Class Two director, FOR the approval of the 1996 Director Stock Option Plan, and FOR ratification of the appointment of Arthur Andersen LLP. Whether or not you are able to attend the meeting in person, I also urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.

                                   Sincerely,


                                   /s/ Bryan K. Bedford
                                   Bryan K. Bedford
                                   President and Chief Executive Officer

                              MESABA HOLDINGS, INC.

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 28, 1996

                              ____________________


     The Annual Meeting of Shareholders of Mesaba Holdings, Inc. (the "Company") will be held at 3:30 p.m. on Wednesday, August 28, 1996 at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

     1.   To elect three Class Two directors, each for a term of three years.

     2.   To approve the Company's 1996 Director Stock Option Plan.

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on July 12, 1996, are entitled to notice of and to vote at the meeting.

     Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                         BY ORDER OF THE BOARD OF DIRECTORS





                         John S. Fredericksen, Assistant Secretary

Dated:  July 22, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) THEREON AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              MESABA HOLDINGS, INC.
                             7501 26th Avenue South
                          Minneapolis, Minnesota  55450
                                  _____________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 AUGUST 28, 1996

                          ____________________________


                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mesaba Holdings, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota on Wednesday, August 28, 1996 at 3:30 p.m., and at any adjournment thereof.

     All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein, FOR the approval of the Company's 1996 Director Stock Option Plan, and FOR ratification of the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the year ending March 31, 1997, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but not for purposes of calculating the vote with respect to such matter.

     Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Assistant Secretary of the Company; by executing a later-dated proxy; or by attending the meeting and giving oral notice to the Assistant Secretary of the Company.

     The Board of Directors of the Company has fixed the close of business on July 12, 1996 as the record date for determining the holders of common stock entitled to vote at the meeting. On that date, there were 12,760,046 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one vote at the meeting. The Notice of Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about July 22, 1996.

                              ELECTION OF DIRECTORS

NOMINATION AND CLASSIFICATION

     The Company's Board of Directors is divided into three separate classes. The terms of the Class Two directors expire at the meeting and the Board of Directors has nominated three persons to serve as Class Two directors. Each Class Two director will be elected to serve until the annual meeting of shareholders to be held in 1999 and until a successor is elected and qualified. The terms of the Class Three and Class One directors expire in 1997 and 1998, respectively. Each of the Company's directors also serves as a director of the

Company's wholly owned subsidiary, Mesaba Aviation, Inc. ("Mesaba Aviation"). All nominees have agreed to stand for election at the meeting.

     One of the nominees, Richard B. Hirst, is currently a member of the Board of Directors and was elected to fill a vacancy created by the resignation of a former director. Mr. Hirst was nominated by Northwest Airlines, Inc. pursuant to an agreement dated May 18, 1995 between the Company, Mesaba Aviation and Northwest Airlines, Inc. Such agreement provided for the one-time designation by Northwest Airlines, Inc. of three members of the Board of Directors of the Company to fill vacancies in Class One, Class Two and Class Three. There is no continuing obligation to further designate or elect Northwest Airlines, Inc. nominees. See "Certain Transactions."

     All proxies will be voted in favor of the three nominees, unless a contrary choice is specified on the proxy. If, prior to the annual meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity, or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, selected by the Board. The election of each nominee for director requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting.

INFORMATION ABOUT NOMINEES

     The names of the nominees, their principal occupations, and certain other information regarding the nominees set forth below is based upon information furnished to the Company by the respective nominees. Except for Mr. Pohlad, each of the nominees became a director of the Company during the fiscal year ended March 31, 1996.

     DONALD E. BENSON, age 66, a Class Two director, was elected a director of the Company in June 1995 to fill an existing vacancy in Class Two. Mr. Benson has served as Executive Vice President of Marquette Bancshares, Inc. since January 1993 and with predecessor organizations since 1968. He also served as President of MEI Corporation from 1977 to 1986 and President of MEI Diversified Inc. from 1986 to 1994. MEI Diversified Inc. filed for Chapter 11 bankruptcy protection in February 1993 and a Plan of Reorganization was confirmed in October 1994, pursuant to which its assets and liabilities were liquidated. Mr. Benson is also a director of Mass Mutual Corporate Investors and Mass Mutual Participation Investors, and a director and Vice President of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club. He also currently serves as Chairman of Health Systems Minnesota.

     RICHARD B. HIRST, age 52, a Class Two director, was elected a director of the Company in August 1995. Mr. Hirst has been Senior Vice President of Corporate Affairs at Northwest Airlines, Inc. since 1994. From 1990 to 1994, Mr. Hirst was Senior Vice President and General Counsel of Northwest Airlines, Inc. From 1986 to 1990, Mr. Hirst was Vice President and General Counsel/Secretary at Continental Airlines, and from 1983 to 1986 held various other positions at Continental Airlines.

     CARL R. POHLAD, age 80, a Class Two director, was elected a director of the Company in February 1995. Mr. Pohlad has been President and a director of Marquette Bancshares, Inc. since 1993. Prior to 1993, Mr. Pohlad served as President and Chief Executive Officer of Marquette Bank Minneapolis and Bank Shares Incorporated. Mr. Pohlad was Chairman of the Board of MEI Corporation from 1972 to 1986, and Chairman of the Board of MEI Diversified Inc. from 1986 to 1994. MEI Diversified Inc. filed for Chapter 11 bankruptcy protection in February 1993 and a Plan of Reorganization was confirmed in October, 1994, pursuant to which its assets and liabilities were liquidated. Mr. Pohlad is also an owner, director and the President of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club, and is a director of Genmar Holdings, Inc.

INFORMATION ABOUT CONTINUING DIRECTORS

     The following information regarding the directors of the Company whose terms do not expire at the meeting is based upon information furnished to the Company by the respective directors. Each of the persons named below became a director of the Company during the fiscal year ended March 31, 1996.

     BRYAN K. BEDFORD, age 34, a Class One director, was elected a director of the Company in September 1995. Mr. Bedford has been President and Chief Executive Officer of the Company since August 1995. Mr. Bedford was President and Chief Executive Officer of Business Express, Inc. from February 1994 to August 1995. He served as Executive Vice President and Chief Financial Officer of Phoenix Airline Services, Inc. from July 1992 to January 1994, and as Vice President and Chief Financial Officer of WestAir Holding, Inc. from January 1990 to July 1992. From June 1988 to January 1990, Mr. Bedford was Vice President of Finance of Aspen Airways, Inc.

     CHRISTOPHER E. CLOUSER, age 44, a Class Three director, was elected a director of the Company in August 1995. Mr. Clouser is Senior Vice President, Communications, Advertising and Human Resources at Northwest Airlines, Inc. He joined Northwest in April 1991. Previously, he held corporate officer positions at Bell Atlantic Corporation, United Telecom, US Sprint Corp. and Hallmark Cards, Inc. Mr. Clouser currently serves as a director of the following organizations and companies: Delta Beverage Group, Inc., Mintertainment, Inc., Epilepsy Foundation of America, Children's HeartLink and the Greater Minneapolis Chamber of Commerce.

     ROBERT C. POHLAD, age 42, a Class Three director, was elected a director of the Company in September 1995. Mr. Pohlad has served as President of Pohlad Companies since 1987. Currently he is also Chief Executive Officer and director of Delta Beverage Group, Inc., and a director of Dougherty Financial Group, Inc., Grow Biz International, Inc., North Central Life Insurance Company and Champion Glove Manufacturing Company.

     DONALD A. WASHBURN, age 51, a Class One director, was elected a director of the Company in August 1995. Mr. Washburn has been Executive Vice President of Customer Service and Operations of Northwest Airlines, Inc. since July 1994. From July 1993 to July 1994, Mr. Washburn was Senior Vice President of Customer Service at Northwest Airlines, Inc. From March 1992 to July 1993, he served as Sr. Vice President and from August 1990 to March 1992, as Senior Vice President of Product Development at Northwest Airlines, Inc. Prior to August, 1990, Mr. Washburn was employed by Marriott Corporation, most recently as Executive Vice President of Marriott Corporation's Courtyard Division.

     RAYMOND W. ZEHR, JR., age 49, a Class One director, was elected a director of the Company in June 1995. Mr. Zehr has served as Vice President of Pohlad Companies since 1987, and in various other capacities in Pohlad Companies since 1971. He is also a director of Dougherty Financial Group, Inc., Chief Investment Manager of CRP Holdings, LLC, and Vice President of CRP Sports, Inc., the managing general partner of the Minnesota Twins baseball club. Prior to December 31, 1993, Mr. Zehr also served as a director and/or officer of various bank holding companies affiliated with the Pohlad family.

COMMITTEES

     The Board of Directors has established Executive, Audit, Compensation, Nominating and Affiliated Transactions Committees. The current members of the Executive Committee were appointed on October 25, 1995 and the current members of each of the other committees were appointed on September 7, 1995. The members of the Executive Committee are Bryan K. Bedford, Richard B. Hirst and Carl R. Pohlad. The Executive Committee is delegated the full and complete powers of the Board of Directors to act in place of the full Board during all periods between regularly scheduled meetings of the Board and at any other time at which a meeting of the full Board is not practicable for any reason.

     The members of the Audit Committee are Robert C. Pohlad, Donald A. Washburn and Raymond W. Zehr, Jr. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedures.

     The members of the Compensation Committee are Donald E. Benson, Christopher E. Clouser and Raymond W. Zehr, Jr. The Compensation Committee is authorized by the Board of Directors to establish general levels of compensation for all employees of the Company, to set the annual salary of each of the executive officers of the Company, to grant options and to otherwise administer the Company's stock option plans, and to review and approve compensation and benefit plans of the Company. The Compensation Committee consists exclusively of non-employee directors.

     The members of the Nominating Committee are Bryan K. Bedford, Richard B. Hirst and Carl R. Pohlad. The Nominating Committee is authorized by the Board of Directors to recommend the structure and makeup of the Board of Directors and recommends the nomination of members to the Board of Directors to fill vacancies or for election by the shareholders of the Company. Pursuant to the Company's Bylaws, the Nominating Committee will consider nominees proposed by shareholders in accordance with the procedures outlined in the Bylaws.

     The members of the Affiliated Transactions Committee are Donald E. Benson, Robert C. Pohlad and Raymond W. Zehr, Jr. The Affiliated Transactions Committee is authorized by the Board of Directors to make recommendations to the Board of Directors on any actions relating to Northwest Airlines, Inc. or its affiliates.

     During the fiscal year ended March 31, 1996, the Board of Directors held 14 meetings, the Executive Committee held four meetings, the Compensation Committee held eight meetings and the Audit Committee held one meeting. Each of the directors attended at least 75% of the meetings of the Board and each committee of which he was a member held during the period of his Board membership in the fiscal year ended March 31, 1996.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a fee of $1,500 per quarter and are reimbursed for out-of-pocket expenses incurred in performing their duties as directors, except for the Northwest Airlines, Inc. designees, Messrs. Clouser, Hirst and Washburn, who do not receive director's fees. Mr. Carl R. Pohlad received $45,000 as compensation for serving as Chairman of the Board during the fiscal year ended March 31, 1996. Non-employee directors have received automatic grants of options to purchase the Company's common stock pursuant to the 1991 Director Stock Option Plan, which plan will be terminated by the Board of Directors effective November 5, 1996, and will receive options under the 1996 Director Stock Option Plan, beginning on November 6, 1996, if such plan is approved by shareholders at the annual meeting. Messrs. Clouser, Hirst and Washburn have waived their rights to receive options under the 1991 Director Stock Option Plan and are expected to waive their rights to receive options under the 1996 Director Stock Option Plan. Messrs. Benson, Robert C. Pohlad, and Zehr were each granted options to purchase 4,000 shares of the Company's common stock under the 1991 Director Stock Option Plan during the fiscal year ended March 31, 1996. The options have a term of six years and become fully exercisable on the first anniversary of the date of grant at price per share equal to the fair market value of the stock on the date of grant. See "Approval of 1996 Director Stock Option Plan."

                   APPROVAL OF 1996 DIRECTOR STOCK OPTION PLAN

     The 1996 Director Stock Option Plan (the "Plan") was adopted by the Board of Directors on May 22, 1996, subject to shareholder approval. A proposal to approve the Plan will be presented to shareholders at the Annual Meeting. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting. The purpose of the Plan is to attract the best available individuals to serve as non-employee directors of the Company ("Outside Directors") and to encourage their continued service on the Board of Directors. The maximum aggregate number of shares of common stock which may be issued pursuant to the Plan is 200,000. The Outside Directors will benefit from approval of the Plan to the extent that they exercise the options they receive pursuant to the Plan. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

     Copies of the Plan are available for examination at the corporate headquarters of the Company in Minneapolis, Minnesota, and will be mailed at no charge to any shareholder who requests a copy. A copy of the Plan will also be available for examination at the Annual Meeting.

     The Company's 1991 Director Stock Option Plan was to expire by its terms on November 6, 1996. Pursuant to its authority under the 1991 Director Stock Option Plan, the Board of Directors provided for termination of the plan effective November 5, 1996, prior to the final automatic award of 4,000 shares to each participant on November 6. The Plan is intended to replace the 1991 Director Stock Option Plan.

     The Plan provides for the automatic grant of options to purchase common stock to Outside Directors according to fixed terms. On November 6, 1996, each Outside Director then serving on the Board of Directors will be automatically granted an option to purchase 6,000 shares of common stock and will automatically receive an option to purchase 6,000 shares on each subsequent November 6, subject to shareholder approval of the Plan. A new Outside Director automatically receives options to purchase 6,000 shares upon first becoming an Outside Director and on each November 6 after the year of the original grant. Each Outside Director will continue to receive automatic annual grants until the Outside Director ceases to serve as such; until the final grant on November 6, 2001, when the Plan terminates; or until the shares authorized for issuance under the Plan are exhausted. Each option has a term of six years and will be exercisable not earlier than the first anniversary of the date of the grant of the option. The exercise price for each share of common stock purchased pursuant to an option will be 100% of the fair market value of such share on the date of the grant of the option. On July 12, 1996, the closing price per share of the common stock as quoted on the Nasdaq National Market was $10-7/8.

     No option granted under the Plan may be transferred other than by will or by the laws of descent and distribution, and all options are exercisable, during the lifetime of the Outside Director, only by the Outside Director.
If an Outside Director ceases to serve as a director for any reason other than death or total disability (as defined in the Plan), all rights to exercise his or her options granted under the Plan will terminate, unless such termination is waived by the Board of Directors. In the event an Outside Director dies while serving as a director or within three months after termination of his or her service as a director because of his or her total disability, his or her options may be exercised prior to the earlier to occur of the expiration of the option or two years from the date of death.
In the event an Outside Director's service as a director terminates because of a total disability and the Outside Director has not died within three months of such termination, his or her options may be exercised prior to the earlier to occur of the expiration of the option or one year from the date of such termination.

     The options granted under the Plan will not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986. There is no taxable income to an Outside Director as a result of the grant of an option under the Plan. Upon the exercise of an option under the Plan, the amount by which the fair market value of the shares of common stock exceeds the option price will be treated as compensation (ordinary income) received by the Outside Director. The Company will ordinarily be entitled to a corresponding tax deduction at the time that the Outside Director realizes compensation income. Upon a subsequent sale of the shares so acquired, the Outside Director will recognize a capital gain or loss equal to the difference between the amount realized in the sale and fair market value of the shares on the date of exercise.

     As of the date of this Proxy Statement, no options have been granted under the Plan.

                            COMPANY STOCK PERFORMANCE

     The following graph provides a five-year comparison of the total cumulative returns for the Company's common stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies), and the CRSP Index for air carriers traded on the Nasdaq Stock Market. The CRSP Indexes are prepared by the Center for Research in Security Prices of the University of Chicago. The total cumulative return for each period is based on the investment of $100 on March 31, 1991, assuming compounded daily returns and the reinvestment of all dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                                    LEGEND


CRSP Total Returns Index for:  03/28/91  03/31/92  03/31/93  03/31/94  03/31/95  03/29/96
- -----------------------------  --------  --------  --------  --------  --------  --------
 Mesaba Holdings, Inc.          100.0      190.4     190.4     192.6     176.7     566.3

 Nasdaq Stock Index             100.0      127.5     146.5     158.1     175.9     238.8

 Air Carrier Index              100.0      132.3     219.5     205.9     220.1     402.4

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's common stock as of June 30, 1996, by (i) each person known to the Company to own beneficially more than 5% of its common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. For the purposes of this proxy statement, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes any shares as to which the person has sole or shared investment power and any shares which the person has the right to acquire within 60 days of June 30, 1996, through the exercise of any stock option or other right.

Name and address                            Number            Percentage
of beneficial owner                        of shares             owned
- -------------------                        ---------          ----------

Northwest Aircraft Inc. (1)                3,771,409             29.6%
Minneapolis-Saint Paul
  International Airport
Saint Paul, Minnesota  55411

Carl R. Pohlad                             1,383,310 (2)         10.8%
Pohlad Companies
60 South Sixth Street, Suite 3800
Minneapolis, Minnesota  55402

Bryan K. Bedford                              91,250 (3)            *

Raymond W. Zehr, Jr.                          74,000 (4)            *

John S. Fredericksen                          47,500 (5)            *

Donald E. Benson                              27,500 (6)            *

Robert D. Swenson                             26,500 (7)            *

Richard B. Hirst                              20,000                *

Christopher E. Clouser                        12,386 (8)            *

Robert C. Pohlad                                 0                  --

Donald A. Washburn                               0                  --

All directors and executive                1,585,946 (9)         12.3%
 officers as a group (10 persons)
__________________________________
*  Less than 1%.

(1)  An indirect subsidiary of Northwest Airlines Corporation.
(2) Includes 4,000 shares which may be purchased pursuant to a director stock option exercisable within 60 days.
(3) Includes 81,250 shares which may be purchased pursuant to stock options exercisable within 60 days.
(4) Consists of 70,000 shares which may be purchased pursuant to an option issued by Carl R. Pohlad to Mr. Zehr and 4,000 shares which may be purchased pursuant to a director stock option exercisable within 60 days.
(5) Includes 42,500 shares which may be purchased pursuant to stock options exercisable within 60 days.
(6) Includes 3,500 shares held in trust and 4,000 shares which may be purchased pursuant to a director stock option exercisable within 60 days.
(7) Includes 10,000 shares owned by Mr. Swenson's wife. Mr. Swenson resigned as a director and officer effective September 7, 1995.
(8)  Includes 9,636 shares held in trust in Mrs. Clouser's name.
(9) Includes shares which are owned indirectly and shares which may be issued pursuant to stock options exercisable within 60 days. See notes 2, 3, 4, 5 and 6 above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. Initial reports are required to be filed within 10 days of an individual becoming a director, executive officer or owner of 10% or more of the Company's Common Stock. Reports of changes in ownership are required to be filed within the first 10 days of the month succeeding the month in which a change occurs. To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners required through the end of the Company's fiscal year ended March 31, 1995 were completed, with the exception of two untimely filings by Roger T. Munt, a former director who resigned effective September 7, 1995, with respect to transactions occurring after his resignation. Subsequently, Mr. Munt completed the required filings.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses the annual and long-term compensation received in each of the last three fiscal years by (i) all persons serving in the capacity of Chief Executive Officer during the last fiscal year, (ii) by its executive officers serving at the end of the last fiscal year whose salary and incentive compensation exceeded $100,000 in the last fiscal year, and (iii) by any executive officer who resigned during the last fiscal year whose salary and incentive compensation exceeded $100,000 in the last fiscal year.


                                                                                Long-Term
                                                                              Compensation
                                                   Annual Compensation           Awards
                                                  ---------------------       -------------
                                                                               Securities
                                         Fiscal                   Incentive    Underlying         All Other
Name and Principal Position               Year       Salary     Compensation    Options/#       Compensation
- ---------------------------              ------   ------------  ------------   ------------     ------------
Bryan K. Bedford (2)                      1996     $153,900      $200,000        325,000           $    0
President and Chief Executive Officer     1995         --           --             --                 --
of the Company and Mesaba Aviation        1994         --           --             --                 --

F. Darrell Richardson (3)                 1996     $ 65,078      $ 35,000         75,000           $    0
Vice President, Operations                1995         --           --             --                 --
of Mesaba Aviation                        1994         --           --             --                 --


John S. Fredericksen                      1996     $104,866      $ 25,000              0           $1,030 (4)
Vice President, Administration,           1995       92,146        50,000              0              906 (4)
General Counsel and Assistant
Secretary of the Company and              1994       89,362        42,000         17,500              453
Mesaba Aviation

Robert D. Swenson (5)                     1996     $100,026      $      0              0           $    0
                                          1995      170,245       325,000              0            2,052 (4)
                                          1994      170,000       120,000        300,000            1,707

____________________

(1) Incentive compensation for services rendered has been included as compensation for the year earned even though a portion of such compensation was actually paid in the following year. Incentive compensation is based upon the achievement by the Company of certain profitability and operational goals as described under "Compensation Committee Report on Executive Compensation."

(2) Mr. Bedford joined Mesaba Aviation as an executive officer in August 1995 and became an executive officer of the Company in September 1995.

(3)  Mr. Richardson joined Mesaba Aviation in September 1995.

(4) Represents matching contributions made by the Company on behalf of such executive officers pursuant to the Company's 401(k) Retirement Savings Plan.

(5) Mr. Swenson, formerly President and Chief Executive Officer of the Company and Mesaba Aviation, resigned in September 1995.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options granted during the fiscal year ended March 31, 1996.


                                            Individual Grants
                        ---------------------------------------------------------    Potential Realizable Value
                        Number of                                                      at Assumed Annual Rates
                        Securities   Percent of Total                                of Stock Price Appreciation
                        Underlying   Options Granted                                       for Option Term(2)
                          Options      to Employees       Exercise     Expiration    ---------------------------
       Name             Granted(1)    in Fiscal Year    Price ($/sh)       Date            5%            10%
- ---------------------   ----------   ----------------  -------------   ----------    ------------    -----------
Bryan K. Bedford          325,000          73.0%            $7.75         6/19/01      $856,616      $1,943,369
F. Darrell Richardson      75,000          17.0%             7.125       10/25/01       181,739         412,303
John S. Fredericksen            0            --                 --             --            --              --
Robert D. Swenson               0            --                 --             --            --              --


____________________
(1)  Represents options granted under the Company's 1986 or 1994 Stock Option
     Plan.

(2) These amounts are based on the assumed rates of appreciation as suggested by the rules of the Securities and Exchange Commission and do not represent a prediction by the Company of future stock prices. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's common stock. The closing price per share of the Company's common stock on July 12, 1996, as quoted on the Nasdaq National Market, was $10-7/8.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table set forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to the exercise of stock options during the fiscal year ended March 31, 1996 and the value of unexercised stock options held at the end of such fiscal year.

                                                                   Number of Securities
                                                                        Underlying               Value of Unexercised
                                Shares                             Unexercised Options at         In-the-Money Options at
                               Acquired          Value                 March 31, 1996                March 31, 1996(2)
 Name                         on Exercise     Realized(1)(2)    Exercisable    Unexercisable   Exercisable    Unexercisable
 ---------------------       -------------    --------------    -----------    -------------   -----------    -------------
Bryan K. Bedford                      --               --               --          325,000            --       $1,137,500
F. Darrell Richardson                 --               --               --           75,000            --          309,375
John S. Fredericksen              15,000         $ 79,625           52,500               --      $249,375               --
Robert D. Swenson                150,000          703,688               --               --            --               --

____________________
(1) The exercise price of options granted under the Company's option plans may be paid in cash or in shares of the Company's common stock valued at fair market value on the date of exercise. In addition, the exercise price of options granted under the plans may be paid pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(2) Value is calculated as the excess of the market value of the common stock at the date of exercise or March 31, 1996, as the case may be, over the exercise price. The closing price per share of the Company's common stock on March 31, 1996, as quoted on the Nasdaq National Market, was $11-1/4.

OPTION REPRICING

     The following table sets forth information with respect to the repricing of any options held by any executive officer during the last 10 completed fiscal years. In August 1995, the exercise price of all outstanding options was reduced by $2.00 per share, to compensate for a reduction of approximately $2.00 per share in the book value of the Company's common stock resulting from the spinoff of Airways Corporation. No other changes were made to the options. See "Compensation Committee Report on Executive Compensation and Repricing of Options" below.

                                                                                                Length of
                                      Number of                                                  original
                                      securities    Market price      Exercise                  option term
                                      underlying    of stock at       price at                  remaining at
                                        options       time of          time of        New         date of
                                      repriced or   repricing or     repricing or   exercise    repricing or
 Name                       Date        amended       amendment        amendment      price      amendment
 -------------------      -------     -----------   ------------     ------------   --------    ------------
Bryan K. Bedford          8/29/95       325,000         $12.50*          $9.75        $7.75        6/19/01

John S. Fredericksen      8/29/95        35,000          12.50*           8.00         6.00        7/27/98
                          8/29/95        12,000          12.50*           9.50         7.50        6/23/99
                          8/29/95         5,500          12.50*           9.50         7.50        8/05/99

- -------------
* On September 8, 1995, the first trading day after the spinoff of Airways Corporation, the closing price of the Company's common stock was $6.25.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors was an officer, former officer or employee of the Company or its subsidiary during the fiscal year ended March 31, 1996. No executive officer of the Company served as a member of the compensation committee or board of directors of another
                                       10
entity, one of whose executive officers served on the Company's Compensation Committee or Board of Directors during the fiscal year ended March 31, 1996.

                              CERTAIN TRANSACTIONS

     Northwest Aircraft Inc. ("Northwest Aircraft"), an indirect subsidiary of Northwest Airlines Corporation, is the beneficial owner of more than 5% of the Company's outstanding common stock. See "Security Ownership of Certain Beneficial Owners and Management." Mesaba Aviation, the Company's wholly owned subsidiary, and Northwest Airlines, Inc. ("Northwest"), an indirect subsidiary of Northwest Airlines Corporation, are parties to an Airline Services Agreement, dated as of September 15, 1988, which has been amended as of April 1, 1992 and January 1, 1996 (the "Airlink Agreement"). As amended, the Airlink Agreement provides exclusive rights to designated service areas and support in acquiring new aircraft and equipment. Under the Airlink Agreement, substantially all of Mesaba Aviation's revenues are collected by Northwest and remitted to Mesaba Aviation semi-monthly, based on traffic reports. Mesaba Aviation's flights appear in Northwest's timetables and Mesaba Aviation receives ticketing and certain check-in, baggage and freight-handling services from Northwest at certain airports. Mesaba Aviation also benefits from its relationship with Northwest through advertising and marketing programs. In addition, Mesaba Aviation receives its computerized reservations services from Northwest. The Airlink Agreement extends through March 31, 1997, and continues indefinitely thereafter, subject to termination by either party on eight months' notice given at any time after July 31, 1996.

     Following extensive negotiations, the Company, Mesaba Aviation and Northwest entered into a preliminary agreement dated March 8, 1995 to accomplish the separation from the Company of the business operations unrelated and unnecessary to Mesaba Aviation's services under the Airlink Agreement. On May 18, 1995, the Company, Mesaba Aviation and Northwest entered into a definitive agreement (the "Agreement") superseding the preliminary agreement.

     At a special meeting on August 29, 1995, the Company's shareholders ratified the distribution of all of the outstanding shares of Airways Corporation to the Company's shareholders, other than Northwest (the "Distribution"). Airways Corporation, then a wholly owned subsidiary of the Company, owned and operated a low-fare, non-stop airline service from its base in Orlando, Florida and also operated a fixed base operation and aircraft parts business in Grand Rapids, Minnesota. The Distribution was made on September 7, 1995. As a result of the Distribution, the Company no longer has any equity interest in Airways Corporation.

     The Agreement requires Northwest and Mesaba Aviation to enter into good faith negotiations to amend the Airlink Agreement to provide for a term of not less than 10 years. Prior to the Distribution, the Company and Mesaba Aviation made capital contributions to Airways consisting of cash, tax sharing payments, and other assets having a total book value of approximately $20.25 million. In addition, the Company made capital contributions to Airways' wholly owned subsidiary, AirTran Airways, totaling $8.75 million during fiscal 1995. The Agreement also provided for the designation by Northwest of three members of the Boards of Directors of the Company and Mesaba Aviation and for the resignation from the Company and Mesaba Aviation of Robert D. Swenson, the Company's Chairman, President and Chief Executive Officer, and John S. Olbrych, the Company's Senior Vice President, Finance, prior to the Distribution. So long as the income guarantee described below remains in effect, the person elected to replace Robert D. Swenson as Chief Executive Officer of Mesaba Aviation must be reasonably acceptable to Northwest. See "Election of Directors."

     The Agreement required Northwest, prior to the Distribution, to exercise stock purchase warrants to purchase 1,499,078 shares of Company Common Stock for an aggregate cash price of $4,477,563.43. After the exercise of the warrants and prior to the Distribution record date, Northwest owned 1,719,134 shares of the Company's common stock. In lieu of receiving its pro rata distribution of shares of Airways Corporation stock in the Distribution, Northwest was issued 2,052,275 additional shares of the Company's common stock in a private placement transaction.

     The Agreement gives Northwest the right to determine, in its discretion, all schedules and aircraft routing for Mesaba Aviation flights departing on and after the Distribution. In consideration for allowing Northwest control over scheduling and routing, Northwest agreed to make quarterly payments to Mesaba Aviation which, together with payments under the Airlink Agreement, would guarantee that Mesaba Aviation's pre-tax income would not be less than $7.6 million for the last three quarters of the fiscal year ending March 31, 1996 and not less than $10 million for the fiscal year ending March 31, 1997. The guarantee provides that the Company's quarterly pre-tax income should be no less than the following amounts:

                                                           Minimum
         Quarter Ending                                Pre-Tax Income
         --------------                                --------------
         September 30, 1995                              $4,221,000
         December 31, 1995                                2,219,000
         March 31, 1996                                   1,176,000
         June 30, 1996                                    2,384,000
         September 30, 1996                               4,221,000
         December 31, 1996                                2,219,000
         March 31, 1997                                   1,176,000


Quarterly pre-tax income amounts noted above are subject to adjustment, provided the minimum pre-tax income guarantee of $7.6 million for fiscal year end 1996 and $10.0 million for fiscal year end 1997 are met. To the date of this proxy statement, Northwest has not been required to make any payments under the guarantee.

     The Agreement also resolved certain cost disputes between Northwest and Mesaba Aviation relating to the sharing of Mesaba Aviation cost increases and payment of holding company costs, resulting in net cash payments by Northwest to Mesaba Aviation of $443,595.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                            AND REPRICING OF OPTIONS

     The Compensation Committee consists of three independent, non-employee directors appointed by the Board of Directors. The current members of the Compensation Committee were elected by the Board of Directors in September 1995, and consequently did not participate in decisions pertaining to compensation made prior to their joining the Board. The Committee has been authorized by the Board of Directors to set the annual salary and incentive compensation of each of the executive officers of the Company, to grant stock options to officers and key employees under the Company's option plans and to review and approve overall compensation levels and benefit plans of the Company. The full Board of Directors generally does not review the Compensation Committee's decisions relating to executive compensation except in the event that such decisions require the adoption of certain documents or specific plans.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policies, as endorsed by the Compensation Committee, are designed to:

     - Attract, motivate and retain executives whom the Committee believes are critical to the long-term success of the Company;

     - Reward individual contributions to the Company's accomplishment of certain profit and operational goals;

     - Promote a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while providing a level of compensation opportunity that is competitive with companies of similar profitability, complexity and size; and

     - Provide an opportunity to own the Company's common stock so that executives will have common interests with the Company's shareholders.

     The Compensation Committee believes that each of these factors is important to the financial performance of the Company. In implementing its executive compensation program, the Company and the Committee seek to link executive compensation directly to earnings performance and, consequently, to increases in shareholder value.

     The components of the Company's current executive compensation program are comprised of base salary, cash incentive compensation and long-term incentive awards in the form of stock option grants.

BASE SALARY AND CASH INCENTIVE COMPENSATION

     The Compensation Committee establishes the base salary and incentive compensation of the Chief Executive Officer and approves the salaries and incentive compensation of the other executive officers as recommended by the Chief Executive Officer. Base salary levels, including that of the Chief Executive Officer, are reviewed annually by the Committee and adjusted based upon competitive market factors, the level of technical skill required, and the officer's ability to contribute to the overall success of the Company's mission. Incentive compensation is based on the individual's contribution to the Company's annual performance, as measured agaisnt goals to be determined at the beginning of each fiscal year and approved by the Board. Incentive compensation generally will not exceed 50% of an individual's base salary, although senior executive officers may on occasion receive a larger portion of their total compensation through incentive compensation than from salary, thereby placing a greater percentage of their compensation at risk while more closely aligning their interests with the interests of the Company's shareholders. The Chairman, with the approval of the Compensation Committee, may authorize special incentive payments.

     In making its compensation decisions for fiscal 1996, the Compensation Committee has been advised, and believes, that the predecessor committee considered individual job performance and the financial performance of the Company; did not use any predetermined formula or assign any particular weight to any specific factors in setting compensation; and in conjunction with the Board of Directors developed severance arrangements for those executives who resigned as a result of the agreement with Northwest Airlines, Inc. and the consequent spinoff of the Company's former subsidiary, Airways Corporation. See "Certain Transactions."

     The fiscal 1996 base salary of Bryan K. Bedford, who became the Company's Chief Executive Officer in September 1995, was determined by the predecessor committee principally on the basis of market factors. Mr. Bedford's fiscal 1996 cash incentive compensation was $125,000, plus a special incentive payment of $75,000 to reflect the extraordinary results attained since August 1995. The $75,000 special incentive payment must be returned to the Company if Mr. Bedford resigns during fiscal 1997.

LONG-TERM INCENTIVE COMPENSATION

     The Company's stock option program is intended to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of common stock. The Committee believes that stock option grants allow executives and key employees to participate in the success of the Company and link their interests directly with those of the shareholders. If there is no price appreciation in the Company's common stock, option holders receive no benefit, because stock options are granted with an exercise price equal to the fair market value of the common stock on the day of grant. The number of stock options granted to executives, including the Chief Executive Officer, is based primarily on base salary level, the number of options previously granted, individual performance and the Company's financial performance during the year. The two executive officers named in the Summary Compensation Table who received options in fiscal 1996, were granted options principally as a means of inducing them to join the Company and to secure their commitment to the future success of the Company. The named officer who resigned during the year was not granted options in fiscal 1996.

REPORT ON REPRICING OF OPTIONS

     In August 1995, in connection with the spinoff of Airways Corporation, the Board of Directors reduced the exercise price of each outstanding option to purchase the Company's common stock by $2.00 per share. No other changes were made to the options. The purpose of the adjustment was to compensate for a reduction of approximately $2.00 per share in the book value of the common stock resulting from the spinoff of Airways Corporation. The repricing applied equally to all outstanding stock options, whether held by executive officers or others. Of the executive officers named in the Summary Compensation Table, only Messrs. Bedford and Fredericksen held options on the effective date and benefitted from the repricing.

                                   Respectfully submitted,

                                   THE COMPENSATION COMMITTEE

                                   Donald E. Benson
                                   Christopher E. Clouser
                                   Raymond W. Zehr, Jr.


                                 RATIFICATION OF
                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP as independent auditors for the Company for the year ending March 31, 1997. A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting of Shareholders. Ratification of the appointment requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting. If the shareholders do not ratify the selection of Arthur Andersen LLP, another firm of independent public accountants will be selected by the Board of Directors. Representatives of Arthur Andersen LLP will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

                         VOTING OF PROXIES AND EXPENSES

     The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

     The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail.
In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of common stock of the Company and will reimburse such persons for their expenses so incurred.

                              SHAREHOLDER PROPOSALS

     Shareholders wishing to present proposals for action by the shareholders at the next annual meeting must present such proposals at the principal offices of the Company not later than March 31, 1997. Due to the complexity of the respective rights of the shareholders and the Company in connection with inclusion of shareholder proposals in issuers' proxy materials, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Dated: July 22, 1996

                             MESABA HOLDINGS, INC.
                             7501 26TH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55450

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Annual Meeting and the Proxy Statement dated July 22, 1996, hereby appoints Bryan K. Bedford and John
S. Fredericksen as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Mesaba Holdings, Inc. held of record by the undersigned on July 12, 1996, at the annual meeting of shareholders to be held on Wednesday, August 28, 1996, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, at 3:30 p.m., and at any adjournments thereof.

1.  PROPOSAL TO ELECT THREE CLASS TWO DIRECTORS, EACH FOR A THREE-YEAR TERM.

           / / FOR all nominees listed below          / / WITHHOLD AUTHORITY
             (except as marked to the contrary          to vote for all nominees listed
           below)                                       below

              Donald E. Benson     Richard B. Hirst     Carl R. Pohlad

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT
                    NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

- --------------------------------------------------------------------------------

2.  PROPOSAL TO APPROVE THE COMPANY'S 1996 DIRECTOR STOCK OPTION PLAN.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

3. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING MARCH 31, 1997.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES FOR CLASS TWO DIRECTOR LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

    Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
                                             Dated: ____________________________
                                             ___________________________________
                                             ___________________________________

                                             PLEASE MARK, SIGN, DATE AND  RETURN
                                             THIS  PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE.

                             MESABA HOLDINGS, INC.

                       1996 DIRECTOR STOCK OPTION PLAN


     1. PURPOSE OF THE PLAN. The purpose of this 1996 Director Stock Option Plan, adopted by the Board on May 22, 1996, subject to the approval of the Company's shareholders at the next annual meeting, is to attract the best available individuals to serve as Outside Directors of the Company and to encourage their continued service on the Board.

          The Company intends that the options granted hereunder shall not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986. The Plan is intended to comply with the requirements of Rule 16b-3 under the Exchange Act.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a)  "BOARD" shall mean the Board of Directors of the Company.

          (b) "COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of the Company.

          (c) "COMPANY" shall mean Mesaba Holdings, Inc., a Minnesota corporation.

          (d) "COMMITTEE" shall mean a committee of the Board appointed by the Board to administer the Plan.

          (e)  "DIRECTOR" shall mean a member of the Board.

          (f) "EMPLOYEE" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of fees to a Director shall not be sufficient in and of itself to constitute "employment" by the Company.

          (g) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (h)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (i) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (j)  "OPTIONEE" shall mean an Outside Director who receives an option.

          (k)  "OUTSIDE DIRECTOR" shall mean a Director who is not an Employee.

          (l) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

          (m)  "PLAN" shall mean this 1996 Director Stock Option Plan.

          (n) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (o) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

          (p) "TOTAL DISABILITY" shall mean the permanent inability of a person, as a result of accident or sickness, to perform his or her duties as a Director.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 200,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable for any reason without having been exercised in full, the unexercised Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not become available for future grant under the Plan.

     4. AUTOMATIC GRANT OF OPTIONS. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

          (a) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (b) Each Outside Director, including persons who are Outside Directors on the date of adoption of the Plan, shall be automatically granted an option to purchase 6,000 Shares (the "First Option") upon the later of (i) November 6, 1996 or (ii) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy.

          (c) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 6,000 shares on November 6 of the calendar year after the year in which the First Option was granted and on each successive November 6 thereafter to and including

     November 6, 2001 or until the earlier termination of the Plan. If November 6 falls on a weekend or holiday, the grant date shall be the next business day.

          (d) Notwithstanding the provisions of Sections 4(b) and (c) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options to Outside Directors plus Shares previously purchased upon exercise of Options by Outside Directors to exceed 200,000 Shares, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5. OPTION TERMS AND CONDITIONS. The terms and conditions of an Option granted hereunder shall be as follows:

          (a) the term of each Option shall be six (6) years, subject to Sections 12 and 13 hereof.

          (b) the Option shall become exercisable in full beginning on the first anniversary of the grant of the Option.

          (c) the Option shall be exercisable only while the Outside Director serves as a Director of the Company or, in the event of death or Total Disability, pursuant to Section 10(c) hereof.

          (d) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option, as determined in accordance with Section 9(a) hereof.

          (e) the effectiveness of any options granted hereunder is conditioned upon shareholder approval of the Plan in accordance with Rule 16b-3 under the Exchange Act.


     6.   ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

          (a) ADMINISTRATION. Except as otherwise required herein, the Plan shall be administered by the Board or a Committee.

          (b) POWERS OF THE BOARD OR COMMITTEE. Subject to the provisions and restrictions of the Plan, the Board or Committee shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 9(a) hereof, the fair market value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option hereunder; and
     (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board or Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (d) SUSPENSION OR TERMINATION OF OPTION. If the Board or Committee reasonably believes that an Optionee has committed an act of misconduct, it may suspend the Optionee's right to exercise any Option pending a determination by the Board or Committee (excluding the Outside Director accused of such misconduct). If the Board or Committee (excluding the Outside Director accused of such misconduct) determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee's estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board or Committee (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Board or Committee.

          (e) DATE OF GRANT OF OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof, notwithstanding the fact that an Optionee may not have entered into an option agreement with the Company on such date. Notice of the grant of an Option shall be given to the Optionee within a reasonable time after the date of such grant.

     7. ELIGIBILITY. Options may be granted only to Outside Directors. All options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which a Director or the Company may have to terminate such Director's directorship at any time.

     8. TERM OF PLAN. The effective date of this Plan is May 22, 1996, the date upon which it was adopted by the Board. The Plan shall continue in effect to and including November 6, 2001 unless terminated sooner under Section 13 hereof.

     9.   FAIR MARKET VALUE AND FORM OF CONSIDERATION.

          (a) FAIR MARKET VALUE. The fair market value per share shall be determined as follows:

               (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any given day shall be the closing sale price for the Common Stock on such day, as reported in the Wall Street Journal or other newspaper of general circulation;

               (ii) if the Common Stock is not listed on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Common Stock on the Nasdaq National Market on such day, as reported in the Wall Street Journal or other newspaper of general circulation;

               (iii) if the Common Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not included in the Nasdaq National Market, the fair market value on any given day shall be the average of the closing representative bid and asked prices on such day, as reported on the Nasdaq System, and if not reported on such system, then as reported by the National Quotation Bureau, Inc. or such other publicly available compilation of the bid and asked prices of the Common Stock in any over-the-counter market on which the Common Stock is traded; or

               (iv) if there exists no public trading market for the Common Stock, the fair market value on any given day shall be an amount determined by the Board or Committee in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Board or Committee as of the date of determination nor less than the par value of the Stock.

          (b) FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash or such other form of consideration as the Board or Committee may determine, in its sole discretion, to be appropriate for payment, including but not limited to other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, or any combination of such methods of payment.

     10.  EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
     Section 5 hereof. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under

     Section 9(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 hereof.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option was exercised.

          (b) TERMINATION OF STATUS AS A DIRECTOR. If an Optionee ceases to serve as a Director for any reason other than death or Total Disability, all rights to exercise his or her Option shall terminate at the date of such termination of service as a Director, unless such termination is waived by the Board or Committee in its sole discretion.

          (c)  DEATH OR TOTAL DISABILITY OF OPTIONEE.

               (i) If an Optionee dies while serving as a Director or within three months after termination of his or her service as a Director because of his or her Total Disability, his or her Option may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of his or her death or such termination, by the person or persons to whom the Optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his or her executors or administrators, at any time or from time to time, but not later than the expiration of the Option or two years after the Optionee's death, whichever date is earlier.

               (ii) If an Optionee's service as a Director terminates because of his or her Total Disability and the Optionee has not died within three months following the date of such termination, the Optionee may exercise his or her Option to the extent that he or she shall have been entitled to do so at the date of such termination, at any time or from time to time, but not later than the expiration of the Option or one year after termination of service as a Director whichever date is earlier.

     11. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. The number of shares of Common Stock covered by each outstanding Option, the number of shares to be granted pursuant to automatic grants, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which Options have not yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of ten (10) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     13. AMENDMENT, TERMINATION AND APPROVAL OF THE PLAN. The Board may at any time amend or terminate the Plan, except that the Board shall not amend the Plan more than once every six (6) months with respect to the provisions of the Plan relating to the amount, price, and timing of Option grants, other than to comply with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. No Option may be granted after the Plan is terminated. The foregoing provisions of this Section notwithstanding, no amendment or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan except as is permitted pursuant to Section 12 of the Plan.

          If any amendment to the Plan requires approval by the shareholders of the Company for continued applicability of Rule 16b-3 under the Exchange Act, or for initial or continued listing of the Common Stock or other securities of the Company upon Nasdaq or any stock exchange, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock entitled to vote.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of the NASD or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law. Such Shares may also be issued with appropriate legends on stock certificates representing such Shares, and the Company may place stop transfer orders with respect to such Shares.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in substantially the form attached hereto or in such other form as the Board or Committee shall approve.

     17. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.